EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 15th day of September, 2006.

AMONG:

PURE BIOFUELS CORP., a Nevada corporation with offices located at 201 – 1040 West 8th Avenue, Vancouver, British Columbia, Canada V6H 1C4

(the “Vendor”)

AND:

CHAD DEGROOT, a resident of British Columbia whose address is c/o 201 – 1040 West 8th Avenue, Vancouver, British Columbia, Canada V6H 1C4

(“DeGroot”)

AND:

ALASTAIR ANDERSON, a resident of British Columbia, whose address is 111 East 46th Avenue, Vancouver, British Columbia, Canada V5W 1Z3

(“Anderson”)

WITNESSES THAT WHEREAS:

A.                         The Vendor is the registered and beneficial owner of all of the issued and outstanding common shares (the “Shares”) in the capital of Metasun Software Corp. (the “Company”); and

B.                          The Vendor has agreed to sell the Shares to DeGroot and Anderson (each, a “Purchaser” and collectively, the “Purchasers”) in accordance with the amounts set out in Schedule A and the Purchasers have agreed to purchase the Shares in consideration for the return and cancellation of the shares of common stock in the capital of the Vendor held by the Purchasers in accordance with the amounts set out in Schedule B (the “Consideration Shares”) and the waiver and forgiveness of any outstanding amounts owed by the Vendor to the Purchasers (the “Outstanding Amounts”) in accordance with the terms and conditions hereinafter set forth.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree each with the others as follows:

1.	WARRANTIES AND REPRESENTATIONS

1.1          The Vendor represents and warrants to the Purchasers with the intent that the Purchasers will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

(a)

the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;
(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchasers; and

(d)

no person, firm, corporation or entity of any kind has or will have on or after the Closing Date (hereinafter defined) any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

(i)

to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company,

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company,
(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company, or
(iv)	to purchase or otherwise acquire any shares in the capital of the Company.

1.2          The Purchasers warrant and represent to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, the Purchasers have the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.

2.	PURCHASE AND SALE

2.1          On the basis of the representations and warranties of the Vendor set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement, the Purchasers agree to purchase from the Vendor and the Vendor agrees to sell to the Purchasers the Shares on the Closing Date (the “Share Transfer”).

3.	CONSIDERATION

3.1                        In consideration for the Share Transfer, the Purchasers will transfer the Consideration Shares to the Vendor and waive and forgive the Outstanding Amounts. The Purchasers hereby agree that, upon the transfer of the Shares by the Vendor in accordance with the provisions of this Agreement, the Outstanding Amounts will be fully satisfied and extinguished, and the Purchasers will remise, release and forever discharge the Vendor and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts.

4.	CLOSING DATE

4.1          The Closing Date is September 15, 2006 or such other date as the parties hereto may agree in writing.

5.	NOTICE

5.1          Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.	GENERAL PROVISIONS
6.1	Time is of the essence of this Agreement.

6.2          The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

6.3          This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms,

conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

6.4          This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

6.5          This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 15th day of September, 2006.

METASUN ENTERPRISES, INC.

Per:	/s/ Chad DeGroot
Name: Chad DeGroot
	Title:	President

EXECUTED by CHAD DEGROOT in the presence of: /s/ Vikram Dhir Signature Vikram Dhir Print Name 800, 885 West Georgia Street Address Vancouver, BC V6C 3H1 Lawyer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Chad DeGroot CHAD DEGROOT

EXECUTED by ALASTAIR ANDERSON in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Alastair Anderson ALASTAIR ANDERSON

SCHEDULE A

On the Closing Date, the Vendor will transfer the following number of Shares to the respective Purchaser as set out below:

Name of Purchaser	No. of Shares to be transferred
Chad DeGroot	10,000,000
Alastair Anderson	0

SCHEDULE B

On the Closing Date, the Purchasers, as set out below, will transfer the following number of Consideration Shares to the Vendor:

Name of Purchaser	No. of Consideration Shares to be transferred
Chad DeGroot	27,145,710
Alastair Anderson	7,984,033